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Charlie Ruehr	McLean, VA 22102
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Kent Landers
+1 703 883 3246

Hilton Reports First Quarter Results; Raises Full Year Outlook

MCLEAN, VA (April 28, 2026) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its first quarter 2026 results. Highlights include:

•Diluted EPS was $1.66 for the first quarter, and diluted EPS, adjusted for special items, was $2.01

•Net income was $383 million for the first quarter

•Adjusted EBITDA was $901 million for the first quarter

•System-wide comparable RevPAR increased 3.6 percent, on a currency neutral basis, for the first quarter compared to the same period in 2025

•Approved 26,200 new rooms for development during the first quarter, bringing our development pipeline to 527,000 rooms as of March 31, 2026, representing growth of 5 percent from March 31, 2025

•Added 16,300 rooms to our system, resulting in 10,900 net additional rooms for the first quarter, contributing to net unit growth of 6.3 percent from March 31, 2025

•In March 2026, announced the launch of a new brand, Select by Hilton, combining the trust and perks guests expect from Hilton with the creativity and spirit of independent brands, with YOTEL, an independent lifestyle brand, becoming the first brand under Select by Hilton through an exclusive agreement

•Repurchased 2.7 million shares of Hilton common stock during the first quarter, bringing total capital return, including dividends, to $860 million for the quarter and $1,084 million year to date through April

•Full year 2026 system-wide RevPAR is projected to increase between 2.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2025; full year net income is projected to be between $1,909 million and $1,937 million; full year Adjusted EBITDA is projected to be between $4,020 million and $4,060 million

•Full year 2026 capital return is projected to be approximately $3.5 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered great top and bottom-line results for the quarter with RevPAR growth across all chain-scales and brands and customer segments. The results demonstrate a continuation of strengthening demand trends we’ve seen since late 2025 that are supported by macroeconomic tailwinds most evident in the U.S. On the development side, we achieved the largest pipeline in our history, and we remain confident in our ability to deliver net unit growth of 6.0 percent to 7.0 percent in 2026 and beyond.”

For the three months ended March 31, 2026, system-wide comparable RevPAR increased 3.6 percent compared to the same period in 2025 due to increases in both occupancy and ADR. Management and franchise fee revenues increased 10.4 percent compared to the same period in 2025.

For the three months ended March 31, 2026, diluted EPS was $1.66 and diluted EPS, adjusted for special items, was $2.01, compared to $1.23 and $1.72, respectively, for the three months ended March 31, 2025. Net income and Adjusted EBITDA were $383 million and $901 million, respectively, for the three months ended March 31, 2026, compared to $300 million and $795 million, respectively, for the three months ended March 31, 2025.

Development

In the first quarter of 2026, we opened 131 hotels, totaling 16,300 rooms, resulting in 10,900 net room additions. Notable openings included The Monarch San Antonio, Curio Collection by Hilton, defining a new chapter for the city's hotel landscape, and the Motto by Hilton Recife Antigo, marking the debut of the lifestyle brand in Brazil. In April, we opened Waldorf Astoria Rabat Sale, the first Waldorf Astoria in Morocco. During the quarter, we signed the Motto by Hilton Sydney City Centre, representing the brands' debut in Australia, and two LXR Hotels and Resorts in Japan, the Meguro Gajoen Tokyo and Hakone, Gora, bringing our total LXR Hotels and Resorts pipeline to over 20 hotels.

We added 26,200 rooms to the development pipeline during the first quarter, and, as of March 31, 2026, our development pipeline totaled 3,768 hotels representing 527,000 rooms throughout 129 countries and territories, including 26 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, almost half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of March 31, 2026, we had $12.5 billion of debt outstanding, excluding the deduction for unamortized deferred financing costs and discount, with a weighted average interest rate of 5.00 percent. Excluding all finance lease liabilities, we had $12.1 billion of debt outstanding with a weighted average interest rate of 5.01 percent and no material indebtedness that matures prior to April 2027. We believe that we have sufficient sources of liquidity and access to debt markets to address the repayment of all indebtedness that becomes due at or prior to the respective maturity dates.

In March 2026, we amended the credit agreement governing our senior secured revolving credit facility (the "Revolving Credit Facility") to extend the expected maturity date and reprice the rate on amounts outstanding to the secured overnight financing rate plus 1.00%. In connection with this amendment, we incurred approximately $5 million of debt issuance costs. As of March 31, 2026, no borrowings were outstanding under our Revolving Credit Facility, which had an available borrowing capacity of $1,894 million after considering $106 million of letters of credit outstanding. In April 2026, we borrowed $265 million under the Revolving Credit Facility for general corporate purposes and subsequently repaid $115 million of the outstanding indebtedness. Total cash and cash equivalents were $619 million as of March 31, 2026, including $55 million of restricted cash and cash equivalents.

In March 2026, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total payment of $35 million for the quarter. In April 2026, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on June 30, 2026 to holders of record of our common stock as of the close of business on May 22, 2026.

During the three months ended March 31, 2026, we repurchased 2.7 million shares of Hilton common stock at an average price per share of $301.71, for a total of $825 million, returning $860 million of capital to shareholders, including dividends.

The number of shares outstanding as of April 23, 2026 was 227.6 million. Total capital return year to date through April, including dividends, was $1,084 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the first quarter but do not include the effects of potential share repurchases thereafter.

Full Year 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 3.0 percent compared to 2025.
•Diluted EPS is projected to be between $8.28 and $8.40.
•Diluted EPS, adjusted for special items, is projected to be between $8.79 and $8.91.
•Net income is projected to be between $1,909 million and $1,937 million.
•Adjusted EBITDA is projected to be between $4,020 million and $4,060 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be approximately $300 million.
•Capital return is projected to be approximately $3.5 billion.
•General and administrative expenses are projected to be approximately $400 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent.

Second Quarter 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 3.0 percent compared to the second quarter of 2025.
•Diluted EPS is projected to be between $2.13 and $2.19.
•Diluted EPS, adjusted for special items, is projected to be between $2.18 and $2.24.
•Net income is projected to be between $491 million and $505 million.
•Adjusted EBITDA is projected to be between $1,015 million and $1,035 million.
•Projected second quarter year over year growth rates for profitability measures are impacted by one-time fees and favorable timing items specific to the second quarter of 2025, as well as the outsized impact of anticipated lower Middle East RevPAR.

Conference Call

Hilton will host a conference call to discuss first quarter of 2026 results on April 28, 2026 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 9497198. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-669-9658 in the U.S. or 1-412-317-0088 internationally using the conference ID 3095590.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with geopolitical conflicts, including Iran; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 27 world-class brands comprising more than 9,200 properties and over 1.3 million rooms, in 144 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 4 billion guests in its more than 100-year history. Named as the No. 1 World's Best Workplace by Great Place to Work and Fortune, Hilton aims to create the best culture for its 500,000 team members around the world. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 250 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/@hilton.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues
Franchise and licensing fees	$696	$625
Base and other management fees	95	88
Incentive management fees	76	72
Ownership	249	234
Other revenues	66	46
	1,182	1,065
Cost reimbursement revenues	1,755	1,630
Total revenues	2,937	2,695

Expenses
Ownership	235	239
Depreciation and amortization	50	41
General and administrative	103	94
Other expenses	22	26
	410	400
Reimbursed expenses	1,849	1,759
Total expenses	2,259	2,159

Operating income	678	536

Interest expense	(162)	(145)
Gain (loss) on foreign currency transactions	(5)	2
Other non-operating income, net	7	17

Income before income taxes	518	410

Income tax expense	(135)	(110)

Net income	383	300
Net loss attributable to redeemable and nonredeemable noncontrolling interests	2	—
Net income attributable to Hilton stockholders	$385	$300

Weighted average shares outstanding:
Basic	229	240
Diluted	232	243

Earnings per share:
Basic	$1.68	$1.25
Diluted	$1.66	$1.23

Cash dividends declared per share	$0.15	$0.15

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2026	vs. 2025		2026	vs. 2025	2026	vs. 2025

System-wide	67.4%	1.4%	pts.	$157.14	1.5%	$105.97	3.6%

Region
U.S.	68.7%	1.3%	pts.	$168.08	1.4%	$115.40	3.4%
Americas (excluding U.S.)	63.4	1.1		157.35	2.7	99.81	4.4
Europe	66.1	2.3		150.17	3.2	99.22	6.9
Middle East & Africa	64.3	(4.1)		220.29	4.6	141.62	(1.7)
Asia Pacific	64.8	2.2		101.22	1.1	65.58	4.7

Brand(1)
Waldorf Astoria Hotels & Resorts	66.2%	1.1%	pts.	$495.56	(0.8)%	$328.09	0.8%
Conrad Hotels & Resorts	72.6	0.5		299.29	1.6	217.41	2.3
LXR Hotels & Resorts	67.8	9.3		523.95	3.8	355.47	20.2
Canopy by Hilton	69.2	2.8		225.16	2.0	155.84	6.3
Hilton Hotels & Resorts	67.1	1.6		195.78	1.7	131.33	4.2
Curio Collection by Hilton	68.2	2.3		241.32	2.4	164.67	6.0
Graduate by Hilton	58.7	1.9		199.55	0.5	117.16	3.9
DoubleTree by Hilton	64.7	1.5		144.46	1.8	93.45	4.1
Tapestry Collection by Hilton	63.8	3.9		180.98	2.6	115.53	9.2
Embassy Suites by Hilton	71.7	0.9		185.90	1.2	133.20	2.5
Motto by Hilton	74.2	0.9		170.76	(0.7)	126.69	0.5
Hilton Garden Inn	65.3	0.8		136.54	0.9	89.22	2.2
Hampton by Hilton	66.2	0.9		123.47	1.2	81.75	2.6
Tru by Hilton	66.5	1.0		125.05	2.1	83.18	3.7
Homewood Suites by Hilton	76.1	1.2		155.11	0.8	117.97	2.4
Home2 Suites by Hilton	73.2	2.5		133.88	1.4	98.05	5.0

Segment
Management and franchise	67.4%	1.4%	pts.	$156.69	1.5%	$105.62	3.6%
Ownership(2)	69.8	4.4		198.97	(0.5)	138.96	6.2
____________
(1)Excludes brands for which a significant number of the hotels were designated as non-comparable hotels as of the end of the period so as to make comparative statistics for such brand not meaningful.
(2)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2026

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	37	9,244	—	—	39	9,707
Conrad Hotels & Resorts	1	164	44	14,121	5	2,779	50	17,064
LXR Hotels & Resorts	—	—	7	1,155	10	1,670	17	2,825
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	5	3,293	—	—	5	3,293
Canopy by Hilton	—	—	14	2,393	34	6,103	48	8,496
Hilton Hotels & Resorts	43	14,660	309	130,098	268	83,269	620	228,027
Curio Collection by Hilton	—	—	32	7,923	166	30,809	198	38,732
Graduate by Hilton	—	—	—	—	35	5,881	35	5,881
DoubleTree by Hilton	—	—	169	45,361	548	114,916	717	160,277
Tapestry Collection by Hilton	—	—	9	2,971	188	21,975	197	24,946
Embassy Suites by Hilton	—	—	36	9,498	233	52,613	269	62,111
Tempo by Hilton	—	—	1	661	6	924	7	1,585
Outset Collection by Hilton	—	—	—	—	2	268	2	268
Motto by Hilton	—	—	—	—	11	2,393	11	2,393
Hilton Garden Inn	—	—	133	26,166	1,010	142,629	1,143	168,795
Hampton by Hilton	—	—	52	8,355	3,154	353,159	3,206	361,514
Tru by Hilton	—	—	14	1,565	333	32,275	347	33,840
Spark by Hilton	—	—	—	—	242	21,423	242	21,423
Homewood Suites by Hilton	—	—	7	928	552	63,380	559	64,308
Home2 Suites by Hilton	—	—	2	210	882	97,267	884	97,477
LivSmart Studios by Hilton	—	—	—	—	2	226	2	226
Strategic partner hotels(2)	—	—	—	—	533	24,647	533	24,647
Other(3)	—	—	3	803	11	3,105	14	3,908
Total hotels	46	15,287	875	264,836	8,225	1,061,711	9,146	1,341,834
Hilton Grand Vacations(4)	—	—	—	—	114	20,444	114	20,444
Total system	46	15,287	875	264,836	8,339	1,082,155	9,260	1,362,278

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	177	79,119	6,070	775,533	6,247	854,652
Americas (excluding U.S.)	1	405	68	17,940	440	56,728	509	75,073
Europe	37	10,662	110	26,692	773	92,717	920	130,071
Middle East & Africa	3	1,376	118	34,028	46	6,835	167	42,239
Asia Pacific	5	2,844	402	107,057	896	129,898	1,303	239,799
Total hotels	46	15,287	875	264,836	8,225	1,061,711	9,146	1,341,834
Hilton Grand Vacations(4)	—	—	—	—	114	20,444	114	20,444
Total system	46	15,287	875	264,836	8,339	1,082,155	9,260	1,362,278
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2026	2025	$	%
Capital expenditures for property and equipment(1)	$9	$19	(10)	(52.6)
Capitalized software costs(2)	22	21	1	4.8
Total capital expenditures	31	40	(9)	(22.5)
Contract acquisition costs, net of refunds	26	30	(4)	(13.3)
Total capital expenditures and contract acquisition costs	$57	$70	(13)	(18.6)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $6 million and $12 million for the three months ended March 31, 2026 and 2025, respectively. Excludes expenditures for FF&E replacement reserves of $10 million and $13 million for the three months ended March 31, 2026 and 2025, respectively.
(2)Includes $20 million of expenditures that were reimbursed to us by third parties for both the three months ended March 31, 2026 and 2025.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income attributable to Hilton stockholders, as reported	$385	$300
Diluted EPS, as reported	$1.66	$1.23
Special items:
Cost reimbursement revenues(1)	$(1,755)	$(1,630)
Reimbursed expenses(1)	1,849	1,759
FF&E replacement reserves	10	13
Tax-related adjustments(2)	2	2
Other adjustments(3)	1	10
Total special items before taxes	107	154
Income tax expense on special items	(26)	(36)
Total special items after taxes	$81	$118

Net income, adjusted for special items	$466	$418
Diluted EPS, adjusted for special items	$2.01	$1.72
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amount includes income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax expenses (benefits).
(3)Amount for the three months ended March 31, 2025 includes restructuring costs related to one of our leased hotels, which were recognized in ownership expenses. Amounts for both periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates, which were recognized in other non-operating income, net and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net income	$383	$300
Interest expense	162	145
Income tax expense	135	110
Depreciation and amortization expenses	50	41
Loss (gain) on foreign currency transactions	5	(2)
FF&E replacement reserves	10	13
Share-based compensation expense	45	36
Amortization of contract acquisition costs	15	14
Cost reimbursement revenues(1)	(1,755)	(1,630)
Reimbursed expenses(1)	1,849	1,759
Other adjustments(2)	2	9
Adjusted EBITDA	$901	$795
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amount for the three months ended March 31, 2025 includes restructuring costs related to one of our leased hotels. Amounts for both periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

	Three Months Ended
	March 31,
	2026	2025
Total revenues, as reported	$2,937	$2,695
Add: amortization of contract acquisition costs	15	14
Less: cost reimbursement revenues(1)	(1,755)	(1,630)
Total revenues, as adjusted	$1,197	$1,079

Net income	$383	$300
Net income margin	13.0%	11.1%

Adjusted EBITDA	$901	$795
Adjusted EBITDA margin	75.3%	73.7%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	March 31,	December 31,
	2026	2025
Long-term debt, including current maturities	$12,359	$12,363
Add: unamortized deferred financing costs and discount	92	96
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	12,451	12,459
Less: cash and cash equivalents	(564)	(918)
Less: restricted cash and cash equivalents	(55)	(52)
Net debt	$11,832	$11,489

	Three Months Ended		Year Ended	TTM Ended
	March 31,		December 31,	March 31,
	2026	2025	2025	2026
Net income	$383	$300	$1,461	$1,544
Interest expense	162	145	620	637
Income tax expense	135	110	611	636
Depreciation and amortization expenses	50	41	177	186
Loss (gain) on foreign currency transactions	5	(2)	11	18
FF&E replacement reserves	10	13	73	70
Share-based compensation expense	45	36	170	179
Amortization of contract acquisition costs	15	14	57	58
Cost reimbursement revenues(1)	(1,755)	(1,630)	(7,085)	(7,210)
Reimbursed expenses(1)	1,849	1,759	7,550	7,640
Other adjustments(2)	2	9	80	73
Adjusted EBITDA	$901	$795	$3,725	$3,831

Long-term debt				$12,359
Long-term debt to net income ratio				8.0

Net debt				$11,832
Net debt to Adjusted EBITDA ratio				3.1
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts for the three months ended March 31, 2025 and year ended December 31, 2025 include restructuring costs related to one of our leased hotels. Amount for the year ended December 31, 2025 also includes expected future credit losses on financing receivables and losses for the partial settlement of one of our pension plans. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	June 30, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$491	$505
Diluted EPS(1)	$2.13	$2.19
Special items(2):
FF&E replacement reserves	$14	$14
Other adjustments	1	1
Total special items before taxes	15	15
Income tax expense on special items	(3)	(3)
Total special items after taxes	$12	$12

Net income, adjusted for special items	$503	$517
Diluted EPS, adjusted for special items(1)	$2.18	$2.24

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,909	$1,937
Diluted EPS(1)	$8.28	$8.40
Special items(2):
Cost reimbursement revenues	$(1,755)	$(1,755)
Reimbursed expenses	1,849	1,849
FF&E replacement reserves	56	56
Tax related adjustments	2	2
Other adjustments	4	4
Total special items before taxes	156	156
Income tax expense on special items	(37)	(37)
Total special items after taxes	$119	$119

Net income, adjusted for special items	$2,028	$2,056
Diluted EPS, adjusted for special items(1)	$8.79	$8.91
____________
(1)Does not include the effect of share repurchases made after March 31, 2026.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	June 30, 2026
	Low Case	High Case
Net income	$491	$505
Interest expense	179	179
Income tax expense	205	211
Depreciation and amortization expenses	50	50
FF&E replacement reserves	14	14
Share-based compensation expense	59	59
Amortization of contract acquisition costs	16	16
Other adjustments(1)	1	1
Adjusted EBITDA	$1,015	$1,035

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$1,909	$1,937
Interest expense	723	723
Income tax expense	769	781
Depreciation and amortization expenses	203	203
Loss on foreign currency transactions	5	5
FF&E replacement reserves	56	56
Share-based compensation expense	191	191
Amortization of contract acquisition costs	64	64
Cost reimbursement revenues	(1,755)	(1,755)
Reimbursed expenses	1,849	1,849
Other adjustments(1)	6	6
Adjusted EBITDA	$4,020	$4,060
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended March 31, 2026, which is calculated as the three months ended March 31, 2026 plus the year ended December 31, 2025 less the three months ended March 31, 2025. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that were active and operating in our system for at least one full calendar year and were open January 1st of the previous year. We exclude hotels that have undergone a change in brand or ownership type or a large-scale capital project during the current or comparable periods or otherwise do not have available comparable results, such as those that have sustained substantial property damage or encountered business interruption. We exclude strategic partner hotels from our comparable hotels. Of the 9,146 hotels in our system as of March 31, 2026, 533 hotels were strategic partner hotels and 6,966 hotels were classified as comparable hotels. Our 1,647 non-comparable hotels as of March 31, 2026 included (i) 814 hotels that were added to our system after January 1, 2025 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 833 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available for them.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of March 31, 2026, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2026 and 2025 use foreign currency exchange rates for the three months ended March 31, 2026.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.